RESTATED CERTIFICATE OF INCORPORATION
OF
LEIDOS HOLDINGS, INC.
Leidos Holdings, Inc., a Delaware corporation, hereby certifies as follows:
1. The name of the Corporation is Leidos Holdings, Inc.
2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 12, 2005. The name under which the corporation was originally incorporated is SAIC, Inc.
3. This Amended and Restated Certificate of Incorporation restates the provisions of the Corporation’s Certificate of Incorporation as heretofore amended and supplemented.
4. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware (the “DGCL”). This Amended and Restated Certificate of Incorporation only restates and integrates (except as permitted under Section 245(c) of the DGCL) the provisions of the Corporation’s Amended and Restated Certificate of Incorporation as heretofore amended, and there is no discrepancy between those provisions and the provisions of this Amended and Restated Certificate (except as permitted under Section 245(c) of the DGCL).
5. The text of the Corporation’s Certificate of Incorporation is hereby restated to read in its entirety as follows:
1: NAME. The name of the Corporation is Leidos Holdings, Inc.
2:     ADDRESS. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801 and the name of its registered agent at that address is The Corporation Trust Company.
3:     PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
4:     CAPITALIZATION
(A)    Authorized Capitalization.
The Corporation is authorized to issue two classes of capital stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock of all classes which the Corporation shall have the authority to issue is 510,000,000 shares, each with a par value of $0.0001 per share, of which:

(1)    500,000,000 shares shall be Common Stock; and
(2)    10,000,000 shares shall be Preferred Stock.

The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of Common Stock of the Corporation irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereinafter enacted.
(B)    Preferred Stock.
The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series the number of shares thereof and such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series and as may be permitted by the DGCL, including, without limitation, the authority to provide that any such series may be (a) subject to redemption at such time or times and at such price or prices; (b) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (c) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (d) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.
5:     BALLOT. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall otherwise provide.
6:     BYLAWS. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation. No section of the Bylaws shall be adopted, repealed, altered, amended or rescinded by the stockholders of the Corporation except by the vote of the holders of not less than a majority of the total voting power of all outstanding shares of voting stock of the Corporation.
7:     THE BOARD OF DIRECTORS.
(A)    Number of Directors. The number of directors which shall constitute the whole Board of Directors of the Corporation shall be not less than seven (7) and not more than fourteen (14), and the exact number shall be fixed by the Board of Directors.

(B)    Term. At each annual meeting of stockholders of the Corporation commencing at the annual meeting of stockholders next following the 2007 annual meeting of stockholders, all directors shall be elected for a term expiring at the next succeeding annual meeting of stockholders, by such stockholders having the right to vote on such election. The term of each director serving as and immediately following the date of the 2007 annual meeting of stockholders shall expire at the next annual meeting of stockholders after such date, notwithstanding that such director may have been elected for a term that extended beyond the date of such annual meeting of stockholders. Each director shall serve until the director’s term expires in accordance with the foregoing provisions or until the director’s prior resignation, death, disqualification or removal from office, provided that each director shall serve notwithstanding the expiration of the director’s term until the director’s successor shall be duly elected and qualified.
(C)    Removal. Unless otherwise restricted by applicable law, any director or the entire Board may be removed with or without cause by the holders of a majority of the total voting power of all outstanding shares then entitled to vote at an election of directors.
(D)    No Cumulative Voting. There shall be no cumulative voting in the election of directors.
(E)    Vacancies. Any vacancy in the Board of Directors, whether because of resignation, death, disqualification, removal, an increase in the number of directors, or any other cause, may only be filled by vote of the majority of the remaining directors, although less than a quorum. The term of any director elected in accordance with the preceding sentence shall expire at the next annual meeting of stockholders. Each director shall serve until the director’s term expires in accordance with the foregoing provisions or until the director’s prior resignation, death, disqualification or removal from office, provided that each director shall serve notwithstanding the expiration of the director’s term until the director’s successor shall be duly elected and qualified.
8:     MEETINGS OF STOCKHOLDERS.
(A)    No Action by Written Consent. No action shall be taken by the stockholders except at an annual or special meeting of stockholders, and no action may be effected by any consent in writing in lieu of a meeting of stockholders.
(B)    Special Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a majority of the members of the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, include the power to call such meetings, and shall be called by the Secretary of the Corporation following the Secretary’s receipt of written requests to call a meeting from one stockholder of record owning at least ten percent (10%) or one or more stockholders of record of shares representing in the aggregate at least twenty-five percent (25%) in each case of the combined voting power of the then outstanding shares of all classes and series of capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting, voting as a single class, and who have delivered such requests in accordance with and subject to the provisions of the Bylaws (as amended from time to time), including any limitations set forth in the Bylaws on the ability to make such a request for such a special meeting. Special meetings may not be called by any other person or persons; provided, however, that, if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of this Restated Certificate of Incorporation or any amendment thereto or any certificate filed under Section 151(g) of the DGCL (or its successor statute as in effect from time to time hereafter), then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.
9:     AMENDMENT. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.
10:     BUSINESS COMBINATIONS
(A)    For the purposes of this Article TENTH:
(1)    The term “person” shall mean any individual, firm, limited liability company, partnership, limited partnership, corporation or other entity.
(2)    The term “Subsidiary” shall mean any corporation more than fifty percent (50%) of any class of equity security of which is owned, directly or indirectly, by the Corporation.
(3)    The term “Substantial Part of the Assets” shall mean assets having a fair market value or book value, whichever is greater, equal to more than ten percent of the fair market value or book value, whichever is greater, of the total assets of a person as of the end of its most recent fiscal year ending prior to the time the determination is made.
(4)    A person shall be a “Beneficial Owner” of any shares of voting stock of the Corporation (a) which such person or any of its “affiliates” or “associates” (as defined on the date of the adoption hereof in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) beneficially owns, directly or indirectly, (b) which such person or any of its “affiliates” or “associates” has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise or (ii) the right to vote or direct the voting of pursuant to any agreement, arrangement or understanding, provided, however, that a person shall not be deemed the Beneficial Owner of, or to beneficially own, any security by reason of such agreement, arrangement or understanding if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report), or (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its “affiliates” or “associates” has any such agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of such voting stock.
(5)    The term “Related Person” shall mean any person (except any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) which is the Beneficial Owner (as herein defined) of five percent (5%) or more of the total voting power of all of the outstanding shares of voting stock of the Corporation.
(6)    For the purposes of determining whether a person is a Related Person, the number of shares of voting stock of the Corporation deemed to be outstanding shall include all shares deemed owned by such person through application of Section (A)(4), but shall not include any other shares of voting stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
(7)    The term “Business Combination” shall mean (a) any merger or consolidation of the Corporation or a Subsidiary with or into a Related Person, (b) any sale, lease, exchange, transfer, mortgage, pledge or other disposition (whether in one transaction or in a series of transactions) of all or any Substantial Part of the Assets (as herein defined) of a Related Person to the Corporation or to a Subsidiary, (c) any sale, lease, exchange, transfer, mortgage, pledge or other disposition (whether in one transaction or in a series of transactions) of all or any Substantial Part of the Assets of the Corporation (including without limitation any securities of a Subsidiary) to a Related Person, (d) the issuance of any securities of the Corporation or a Subsidiary to a Related Person, (e) the acquisition by the Corporation or a Subsidiary of any securities of a Related Person, (f) any reclassification of the securities (including any reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any Subsidiary or any other transaction (whether or not with or into or otherwise involving a Related Person) which has the effect, directly or indirectly, of increasing the proportionate amount of the outstanding shares of any class of equity securities or securities convertible into equity securities of the Corporation or any Subsidiary which is directly or indirectly owned by a Related Person, (g) any loan or other extension of credit by the Corporation or a Subsidiary to a Related Person or any guarantee by the Corporation or a Subsidiary of any loan or other extension of credit by any person to a Related Person, (h) the adoption of any plan or proposal for the dissolution, liquidation or termination of the Corporation or any Subsidiary proposed by or on behalf of a Related Person and (i) any agreement, contract or other arrangement providing for any of the foregoing Business Combination transactions.
(8)    The term “Continuing Director” shall mean any member of the Board of Directors of the Corporation who is unaffiliated with the Related Person and was a member of the Board prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended or elected to succeed a Continuing Director by a majority of Continuing Directors, provided that such recommendation or election shall only be effective if made at a meeting at which a Continuing Director Quorum is present.
(9)    The term “Continuing Director Quorum” shall mean a majority of the Continuing Directors capable of exercising the powers conferred upon them under the provisions of this Restated Certificate of Incorporation or the Bylaws of the Corporation or by law.
(B)    The approval or authorization of any Business Combination (as herein defined) of the Corporation with any Related Person (as herein defined) shall require the affirmative vote of the holders of at least a majority of the total voting power of all of the outstanding shares of voting stock of the Corporation other than shares of voting stock of which such Related Person is the Beneficial Owner (as herein defined). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that the affirmative vote of a lesser percentage of stockholders may be specified, by law or otherwise.
(C)    The provisions of this Article TENTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as may be required by law or otherwise, if:
(1)    The Board of Directors of the Corporation shall by resolution have approved or ratified a memorandum of understanding approving such Business Combination with such Related Person prior to the time such Related Person became the Beneficial Owner, directly or indirectly, of five percent (5%) or more of the voting shares of the Corporation; or
(2)    The Business Combination shall have been approved by a majority of the Continuing Directors (as herein defined) at a meeting at which a Continuing Director Quorum (as herein defined) is present; or
(3)    The Business Combination involves solely the Corporation and a Subsidiary (as herein defined) in which a Related Person has no direct or indirect interest (other than an interest arising solely because of control of the Corporation); provided, that if the Corporation is not the surviving corporation, (a) each stockholder of the Corporation receives the same type of consideration in such transaction in proportion to such stockholder’s stockholdings, (b) the provisions of Articles SIXTH, SEVENTH, EIGHTH, NINTH, TENTH and ELEVENTH of this Restated Certificate of Incorporation are continued in effect or adopted by such surviving corporation as part of its articles of incorporation or certificate of incorporation, as the case may be, and such articles or certificate have no provisions inconsistent with such provisions, and (c) the provisions of the Corporation’s Bylaws are continued in effect or adopted by such surviving corporation.

(D)    Nothing contained in this Article TENTH shall be construed to relieve any Related Person of any fiduciary obligation imposed upon it by law.
(E)    A majority of the Continuing Directors shall have the power and duty to determine, on the basis of information then known to them, whether (a) any person is a Related Person, (b) any Business Combination relates to a Substantial Part of the Assets of any person and (c) any director is a Continuing Director acting at a meeting at which a Continuing Director Quorum is or was present. Any such determination by a majority of the Continuing Directors shall be conclusive and binding for all purposes of this Article TENTH.
(F)    The stockholders of the Corporation shall be entitled to statutory appraisal rights to the maximum extent permissible under Section 262 of the General Corporation Law of the State of Delaware, notwithstanding any exception otherwise provided therein, with respect to any Business Combination with a Related Person requiring the affirmative vote pursuant to Section B above unless such vote is not required pursuant to Section C.
(G)    No Business Combination subject to the provisions of Section B of this Article TENTH shall, unless such Business Combination shall be the subject of one of the exceptions provided for in Sections C(1), (2) or (3), be consummated, and the Corporation shall not enter into any such Business Combination, unless the agreement relating to such Business Combination shall provide that each stockholder of the Corporation who has voted against the Business Combination shall receive, at the time of the consummation of such Business Combination and in exchange for such stockholder’s shares of the capital stock of the Corporation, at the option of such stockholder, either (i) the consideration offered by the Related Persons as part of the Business Combination, or (ii) consideration per share of capital stock of the Corporation held by such stockholder (either in cash or in the same form and of the same kind as the consideration paid by the Related Person in acquiring shares of capital stock of the Corporation, at the option of such stockholder) in an amount not less than the greater of the following:
(1)    The highest per share price (including brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by such Related Person in acquiring any of the capital stock of the Corporation, or
(2)    A price bearing the same percentage relationship to the market price of the capital stock of the Corporation immediately prior to the announcement of the Business Combination as the highest price per share (including brokerage commissions, transfer taxes and soliciting dealers’ fees) of the capital stock of the Corporation previously paid by such Related Person for shares of capital stock of the Corporation bears to the market price of the capital stock of the Corporation immediately prior to the time such Related Person initially acquired any shares of capital stock of the Corporation notwithstanding that such person was not a Related Person at the time of such initial acquisition.
(H)    Notice of any proposed alteration, amendment, rescission or repeal of this Article TENTH shall be included in the notice of any annual or special meeting of stockholders at which such proposal is to be considered.

(I)    The provisions set forth in this Article TENTH may not be amended, altered, changed or repealed nor may any provision inconsistent with such provisions be added to the Restated Certificate of Incorporation of the Corporation except upon the affirmative vote of the holders of at least a majority of the total voting power of all of the outstanding shares of voting stock of the Corporation other than shares of voting stock which are Beneficially Owned by a Related Person which has directly or indirectly proposed such amendment, alteration, change or repeal; provided, however, that any or all of such provisions may be amended, altered, changed or repealed, and any such new provisions may be added, upon the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding voting securities of the Corporation, if such amendment, change, alteration or repeal or additional provision shall first have been approved and recommended by a resolution adopted by a majority vote of the Continuing Directors at a meeting at which a Continuing Director Quorum was present.
11:     INDEMNIFICATION AND LIMITATION OF LIABILITY
(A)    Indemnification.
(1)    Indemnification of Directors and Officers. The Corporation shall indemnify its directors and elected and appointed officers to the fullest extent authorized or permitted by the DGCL, as the same exists or may hereafter be amended, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or administrators) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.
(2)    Advancement of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by past or present directors and officers of the Corporation in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such persons to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified under this Article ELEVENTH or otherwise.
(3)    Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation who are not directors or officers similar to those conferred in this Section (A) to directors and officers of the Corporation.
The rights to indemnification and to the advancement of expenses conferred in this Section (A) shall not be exclusive of any other right which any person may have or hereafter acquire under this Restated Certificate of Incorporation, the Bylaws, any statute, agreement, insurance policy, vote of stockholders or disinterested directors, or otherwise.
(B)    Limitation on Liability. No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.
(C)    Repeal or Modification of Rights. Any repeal or modification of Section (A) shall not adversely affect any rights to indemnification and advancement of expenses of a director or officer of the Corporation existing pursuant to Section (A) with respect to any acts or omissions occurring prior to such repeal or modification. Any repeal or modification of Sections (A) or (B) shall not have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such repeal or modification.
IN WITNESS WHEREOF, Leidos Holdings, Inc. has caused this Restated Certificate of Incorporation to be executed in its corporate name by its Secretary as of this 15th day of May 2020.

Leidos Holdings, Inc.

By:    /s/ Benjamin A. Winter
Name:    Benjamin A. Winter
Title:    Secretary